Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Management Pension & Benefits Committee

Encana (USA) Retirement Plan

Denver, Colorado

We consent to the incorporation by reference in Encana Corporation’s Registration Statement (File No. 333-188758) on Form S-8 of our report dated June 13, 2017, related to the financial statements and supplemental schedule of the Encana (USA) Retirement Plan, which appears in the Annual Report on Form 11-K for the fiscal year ended December 31, 2016.

/s/ EKS&H LLLP
EKS&H LLLP

June 13, 2017

Denver, Colorado